Exhibit 99.1

Investor Contact: Michelle D. Esterman Chief Financial Officer +352 2469 7950 Michelle.Esterman@Altisource.lu	Press Contact: Nicole L. Messier Vice President, Corporate Communications 617-357-6349 Nicole.Messier@Altisource.com

Altisource Portfolio Solutions Comments on Agreement With Altisource Residential Corporation

LUXEMBOURG, September 30, 2016 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today commented on an Amendment and Waiver Agreement entered into with Altisource Residential Corporation (“RESI”) (NYSE: RESI) related to RESI’s acquisition of a portfolio of single family rental assets from investment funds sponsored by Amherst Holdings LLC.

“Today, RESI announced that it acquired a portfolio of single family rental assets. As RESI stated, RESI was required to retain the current property manager of the portfolio as a condition of obtaining seller financing. In support of RESI’s acquisition, Altisource agreed to provide a limited waiver of its exclusive right to provide property management and other services to RESI related to this portfolio. In exchange for the limited waiver, RESI agreed to provide Altisource, among other consideration, a $60 million payment in the event that RESI sells, liquidates or otherwise disposes of 50% or more of its single family rental portfolio managed by Altisource. The terms are more fully described in the Amendment and Waiver Agreement which we anticipate filing with the Securities and Exchange Commission on Form 8-K on Monday, October 3, 2016.

We are very supportive of RESI’s portfolio acquisition as it accelerates RESI’s transition to a 100% single family rental company. We believe this acquisition strengthens RESI’s position in the industry and positions them well for growth, which are positive for Altisource. We believe the terms we agreed to with RESI further underscore RESI’s long-term commitment to the rental home business and our strong ongoing relationship with RESI.”

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

About Altisource®
Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer-debt industries. Altisource’s proprietary business processes, vendor and electronic payment management software and behavioral science-based analytics improve outcomes for marketplace participants. Additional information is available at altisource.com.
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Source: Altisource Portfolio Solutions S.A.